UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 19, 2008

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, NY  14450
(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code	(585) 218-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, the size of the Board of Directors of Constellation Brands, Inc. (“Constellation” or the “Company”), was expanded to ten (10) members, and on that date Peter M. Perez was elected to serve as a member of the Board of Directors, filling the additional Board seat.  Also on that date he was appointed as a member of the Human Resources Committee of the Board of Directors.

Mr. Perez is Executive Vice President, Human Resources of ConAgra Foods, Inc., a packaged food company.  He has held this position since June 2007.  Mr. Perez previously served as Senior Vice President, Human Resources of ConAgra Foods, Inc. from December 2003 until June 2007.  Prior to that, Mr. Perez was Senior Vice President, Human Resources of W. W. Grainger, Inc., a supplier of facilities maintenance and other products, from December 2001 to December 2003.  From February 2001 until December 2001 he was Chief Human Resources Officer of Alliant Foodservice, a wholesale food distributor and from November 1997 to December 2000 he was Senior Vice President, Human Resources of Pepsi-Cola General Bottlers and had held the position Vice President of Human Resources of Pepsi-Cola General Bottlers from February 1995 until November 1997.

The Board considers Mr. Perez to be an independent director under applicable New York Stock Exchange requirements.  As a non-management member of the Board, Mr. Perez will receive the same standard compensation paid to other non-management directors for service on the Board and its committees, which compensation is set forth at Exhibit 99.1 to this Form 8-K.  However, as Mr. Perez is being elected outside the annual meeting timeframe, the amount of his annual retainer, annual option grant and restricted stock award has been prorated from the date of his election to the scheduled date of the Company’s next annual meeting of stockholders at which directors are elected.  Specifically, on February 19, 2008, Mr. Perez (i) became entitled to a prorated annual retainer in the aggregate amount of $27,500; (ii) was granted an option to purchase 3,114 shares of the Company’s Class 1 Common Stock at an exercise price of $20.60 per share and with an exercise period of August 19, 2008 through February 19, 2018; and (iii) received an award of 889 restricted shares of the Company’s Class A Common Stock.  Subject to applicable provisions in the award document, the restricted stock will vest on February 19, 2009.  On February 19, 2008, which was the date of the option grant and the restricted stock award, the closing price of the Company’s Class A Common Stock was $20.60 per share.

There are no arrangements or understandings between Mr. Perez and any other person pursuant to which he was selected either as a director or as a member of the Human Resources Committee, and there have been no transactions since the beginning of the Company’s fiscal year, or are currently proposed, regarding Mr. Perez that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On February 19, 2008, Constellation Brands, Inc. (the “Company”) issued a news release announcing the election of Peter M. Perez as a member of the Company’s Board of Directors.  A copy of the news release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

References to Constellation’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K and Constellation disclaims any such incorporation by reference.  The information in the news release attached as Exhibit 99.2 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.  This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Description of Compensation Arrangements for Non-Management Directors.
99.2	News Release of the Company dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008	CONSTELLATION BRANDS, INC.

By: /s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT
Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION
Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS
Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW
Not Applicable.

(14)	CODE OF ETHICS
Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT
Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR
Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS
Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL
Not Applicable.

(24)	POWER OF ATTORNEY
Not Applicable.

(99)	ADDITIONAL EXHIBITS
(99.1)	Description of Compensation Arrangements for Non-Management Directors.
(99.2)	News Release of Constellation Brands, Inc. dated February 19, 2008.

(100)	XBRL-RELATED DOCUMENTS
Not Applicable.